UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 22, 2025

FUSEMACHINES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42909	98-1602789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 West 30th Street, 5th Floor

New York. New York 10001

(Address of principal executive offices and zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

CSLM Holdings Inc.

2400 E. Commercial Boulevard – Suite 900

Fort Lauderdale, Florida 33308

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUSE	Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock	FUSEW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”), filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission (the “SEC”) on July 3, 2025 by CSLM Holdings, Inc.

Business Combination

As previously announced, on January 22, 2024, CSLM Acquisition Corp., a Cayman Islands exempted company (“CSLM”), entered into a merger agreement as amended on August 27, 2024, by and among CSLM, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware company (“Fusemachines”), and CSLM Holdings, Inc. (“CSLM Holdings”) (as amended, the “Business Combination Agreement”).

As contemplated in the Business Combination and described in the section titled “Proposal No. 1 – The Business Combination Proposal” and “Proposal No.2 – The Domestication Proposal” of the Proxy Statement/Prospectus, on October 21, 2025, the day prior to the Effective Time, (a) CSLM merged with and into CSLM Holdings., a Delaware corporation and wholly owned subsidiary of CSLM at which time the separate existence of CSLM ceased and CSLM Holdings became the surviving corporation (“Pubco” or “New Fusemachines”) in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”), the Certificate of Merger, (the “Certificate of Merger”), and the amended and restated memorandum and articles of association of CSLM (the “Domestication”); (b) the merger (the “Merger”) of Merger Sub with and into Fusemachines, pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the separate corporate existence of Merger Sub ceased and Fusemachines became the surviving corporation and a wholly-owned subsidiary of Pubco, pursuant to the terms of the Business Combination Agreement and in accordance with the laws of the State of Delaware, as more fully described elsewhere in the Proxy Statement/Prospectus; and (c) the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions, together with the Domestication and the Merger, the “Business Combination”). In connection with the Business Combination, Pubco was renamed “Fusemachines Inc.” and Fusemachines was renamed “Fusemachines USA, Inc.”

On October 22, 2025 (the “Closing Date”), the Business Combination was consummated whereby (a) Merger Sub merged with and into Fusemachines with Fusemachines as the surviving corporation and becoming a wholly-owned subsidiary of Pubco; (b) the issued and outstanding shares of Fusemachines were exchanged for $200,000,000 in the form of newly-issued shares of Pubco common stock valued at $10.00 per share (the “Aggregate Base Consideration”). On the Closing Date, (a) the shareholders of Fusemachines were issued an aggregate of 19,214,201 shares of New Fusemachines Common Stock, an aggregate of 693,420 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of stock options, and an aggregate of 122,211 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of common stock warrants; (b) the public shareholders of CSLM received an aggregate of 901,955 shares of New Fusemachines Common Stock, (c) all public rights were converted into 1,897,500 shares of New Fusemachines Common Stock; (d) New Fusemachines issued an aggregate of 4,743,750 shares of New Fusemachines Common Stock to private placement investors; (e) New Fusemachines issued an aggregate of 1,184,000 shares of New Fusemachines Common Stock, in connection with the PIPE Financing; and (f) the Sponsor Convertible Notes were exchanged for an aggregate of 408,639 newly-issued shares of New Fusemachines Common Stock. On the Closing Date, the Company received approximately $9.4 million in net proceeds.

The business combination will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”) and not as a business combination under ASC 805. Under this method of accounting, CSLM, will be treated as the acquired company for accounting purposes, whereas Fusemachines Inc. will be treated as the accounting acquirer.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, as amended by Amendment No. 1 to the Business Combination Agreement filed as Exhibit 2.2 to this Current Report on Form 8-K and Amendment No. 2 to the Business Combination Agreement filed as Exhibit 2.3 to this Current Report on Form 8-K.

The shares of Pubco’s common stock are referred to herein as “Pubco Common Stock” or “New Fusemachines Common Stock” and public warrants exercisable for Pubco’s common stock are referred to herein as “Pubco Warrants” or “New Fusemachines Warrants”.

There were 28,350,031 shares of New Fusemachines Common Stock issued and outstanding and 9,487,500 New Fusemachines Warrants immediately following the consummation of the Business Combination.

New Organizational Documents

As previously disclosed in CSLM’s Current Report on Form 8-K filed on August 1, 2025, in connection with the Business Combination, the CSLM shareholders approved a proposal to adopt an amended and restated certificate of incorporation (the “New Charter”) and amended and restated bylaws (the “New Bylaws”, and together with the New Charter, the “New Organizational Documents”). Among other things, the New Organizational Documents (i) changed the name of the corporation from “CSLM Acquisition Corp.” to “Fusemachines Inc.”; and (ii) amended and redesignated the authorized share capital of Pubco from (a) 500,000,000 CSLM Class A Ordinary Shares, 50,000,000 CSLM Class B Ordinary Shares and 5,000,000 preference shares, par value $0.0001 per share, of CSLM to (b) 500,000,000 shares of Pubco Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share, of Pubco.

The foregoing descriptions of the New Charter and New Bylaws do not purport to be complete and are qualified in their entirety by the full text of each of the New Charter and New Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in the “Introductory Note” above are incorporated and made a part of this Item 1.01 by reference.

The disclosures set forth in Item 2.01 of this Current Report on Form 8-K are incorporated and made a part of this Item 1.01 by reference.

Related Agreements

Amended and Restated Registration Rights Agreement

At the Closing, certain investors and other holders of Pubco capital stock (as defined in this section, the “Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the terms of the Amended and Restated Registration Rights Agreement, Pubco is obligated to file a registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) to register the resale of certain securities of Pubco held by the Holders. The Amended and Restated Registration Rights Agreement also provides the Holders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Amended and Restated Registration Rights Agreement, Pubco is required to register for resale an aggregate of 5,505,389 shares of Pubco common stock.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirely by the full text of the Amended and Restated Registration Rights Agreement which is included by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Indemnification of Directors and Officers

On October 22, 2025, in connection with the closing of the Business Combination, Pubco adopted the New Charter. The New Charter provides that, to the fullest extent permitted by Delaware law, Pubco must indemnify and hold harmless and advance expenses to any of its directors and officers who is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Pubco or, while serving as a director or officer of Pubco, is or was serving at the request of Pubco as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity. Pubco also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Pubco’s directors, officers, and certain employees for some liabilities. Further information about the indemnification of Pubco’s directors and executive officers is set forth in the Proxy Statement/Prospectus in the section titled “Limitations on Liability and Indemnification of Officers and Directors” and that information is incorporated herein by reference. In addition, each such director and officer will enter into a customary indemnity agreement, substantially in the form attached as Exhibit 10.6 hereto. Each indemnity agreement provides for indemnification and advancements by Pubco of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Pubco or, at Pubco’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in the “Introductory Note” above are incorporated and made a part of this Item 1.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as CSLM was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, New Fusemachines, as the successor issuer to CSLM, is providing the information below that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to New Fusemachines following the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding New Fusemachines’ expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this Current Report on Form 8-K is in relation to New Fusemachines has been provided by New Fusemachines and Fusemachines’ management team, and forward-looking statements include statements relating to the expectations of New Fusemachines’ management team’s beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about:

●	the expected benefits of the Business Combination;
●	the market for New Fusemachines’ enterprise artificial intelligence services;
●	New Fusemachines’ growth and the management thereof;
●	New Fusemachines’ sales efforts;
●	New Fusemachines’ customers;
●	development and deployment of new technologies by New Fusemachines;
●	New Fusemachines’ ability to sell its platforms and satisfy customers;
●	the market for New Fusemachines’ platforms and services;
●	the use of AI;
●	real or perceived errors in Fusemachines’ platforms;
●	cyber attacks and security preparation and vulnerabilities;
●	New Fusemachines’ need for additional funding
●	New Fusemachines’ ability to continue as a going concern;
●	proper operation of New Fusemachines’ proprietary products and services;
●	New Fusemachines’ security measures and potential failure thereof;

●	protection of New Fusemachines’ intellectual property rights;
●	the ability of New Fusemachines to combat claims that New Fusemachines infringes on intellectual property rights of others;
●	use of algorithms by New Fusemachines;
●	use of open source software by New Fusemachines;
●	New Fusemachines’ dependence on its management team and other key employees;
●	competition within New Fusemachines’ industry;
●	material adverse developments in domestic and global economic conditions;
●	catastrophic events, including those which impact third parties on which New Fusemachines materially relies;
●	material weaknesses and significant deficiencies related to New Fusemachines’ internal control over financial reporting and remediation thereof;
●	the price of New Fusemachines’ common stock;
●	control over New Fusemachines by executive officers and directors of the company;
●	the requirements of being a public company;
●	sales of a substantial amount of New Fusemachines common stock;
●	declines or fluctuations in the price of New Fusemachines’ common stock or publicly traded warrants;
●	the listing and continued listing of New Fusemachines’ securities on the Nasdaq Stock Market (“Nasdaq”);
●	other factors detailed under the section entitled “Risk Factors” in the Proxy Statement/Prospectus; and
●	other risks and uncertainties discussed elsewhere in this Current Report on Form 8-K.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Proxy Statement/Prospectus and other documents filed or that may be filed by New Fusemachines from time to time with SEC. These forward-looking statements must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of New Fusemachines. Forward-looking statements speak only as of the date they are made. While New Fusemachines may elect to update these forward-looking statements at some point in the future, New Fusemachines specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing New Fusemachines’ assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Business

The business of New Fusemachines is described in the Proxy Statement/Prospectus in the section titled “Information About Fusemachines”, and that information is incorporated herein by reference.

Risk Factors

Other than as set forth below, there have been no material changes to the risk factors related to New Fusemachines’ business and operations and the Business Combination set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which information is incorporated herein by reference.

Ongoing and escalating political volatility in Nepal may adversely affect our business, financial condition, and results of operations.

Nepal has experienced significant governmental turnover since the 2008 abolition of the country’s monarchy government. Beginning on September 8, 2025, thousands of demonstrators converged on central Kathmandu to protest alleged entrenched corruption, high unemployment, and perceived democratic backsliding. Security forces responded violently. Parallel and subsequent protests, demonstrations, and work stoppages have disrupted transportation and public services nationwide. Should similar or further unrest occur, we could face, among other things: restrictions on the movement of personnel and goods; interruptions to supply chains; delays in permitting or licensing; selective enforcement or abrupt changes in tax, labor, foreign-exchange, or investment regulations; increased security costs; and reputational damage. There can be no assurance that Nepal’s government will stabilize, that further violent protests will not occur, or that new regulations or emergency decrees will not materially impair our operations in the country. Any of the foregoing events, individually or in the aggregate, could have a material adverse effect on our business, financial condition, and results of operations.

Financial Information

The audited financial statements of CSLM for the years ended December 31, 2024 and 2023 included in the Proxy Statement/Prospectus beginning on page F-2 are incorporated herein by reference.

The unaudited financial information of CSLM as of and for the three and six months ended June 30, 2025 and 2024 is set forth in Exhibit 99.1. and incorporated herein by reference.

The audited financial statements of Fusemachines for the years ended December 31, 2024 and 2023 included in the Proxy Statement/Prospectus beginning on page F-47 are incorporated herein by reference.

The unaudited financial information of Fusemachines as of and for the six months ended June 30, 2025 is set forth in Exhibit 99.2 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information of CSLM and Fusemachines as of and for the years ended December 31, 2024 and 2023, and the six months ended June 30, 2025, is set forth in Exhibit 99.3 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Fusemachines for the years ended December 31, 2024 and December 31, 2023 are included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fusemachines,” which is incorporated herein by reference.

Management’s discussion and analysis of financial condition and results of operations of CSLM for the six months ended June 30, 2025 is described in CSLM’s 10-Q in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operations of Fusemachines for the six months ended June 30, 2025 and June 30, 2024 is set forth in Exhibit 99.6 hereto and is incorporated herein by reference.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the beneficial ownership of New Fusemachines Common Stock immediately following consummation of the Business Combination by:

●	each person who is the beneficial owner of more than 5% of New Fusemachines Common Stock;
●	each person who is an executive officer or director of New Fusemachines; and
●	all executive officers and directors of New Fusemachines, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days.

There were 28,350,031 shares of New Fusemachines Common Stock issued and outstanding and 9,487,500 New Fusemachines Warrants immediately following the consummation of the Business Combination.

Unless otherwise indicated, New Fusemachines believes that all persons named below have sole voting and investment power with respect to the voting securities indicated in the table below and the corresponding footnotes as being beneficially owned by them.

	Pre-Business Combination(1)			Post-Business Combination(2)
Name and Address of Beneficial Owner	Number of CSLM Ordinary Shares		% of CSLM Ordinary Shares	Number of Shares of Fusemachines Pubco Common Stock		% of Fusemachines Pubco Common Stock
Directors and Executive Officers Pre-Business Combination
Consilium Acquisition Sponsor I, LLC (Sponsor)(3)	4,593,750		81%	9,141,069	(10)	32%
Charles Cassel(3)	4,593,750		81%	9,141,068	(11)	32%
Jonathan Binder(3)	4,593,750		81%	3,762,750		13%
Irakli Gilauri	50,000		* %	50,000		* %
Peter Tropper	50,000		* %	50,000		* %
Salman Alam	50,000		* %	50,000		* %
All CSLM directors and executive officers as a group (five individuals)	4,743,750		84%	9,291,069		33%
5% Holders of CSLM
Consilium Acquisition Sponsor I, LLC (Sponsor)(3)	4,593,750		81%	-		-%
Meteora Capital, LLC(4)	541,917		10%	716,917		** %
Directors and Executive Officers of Fusemachines Pubco
Sameer Maskey	-		-	5,772,780	(5)	20%
Anish Joshi	-		-	218,279	(6)	1%
Parag Shrestha	-		-	161,525	(7)	* %
Robert Traghetto	-		-	83,723		* %
Bharat Krish	-		-	-		-
Tim Gocher	-		-	2,697,032	(8)	10%
Sanjay Shrestha	-		-	275,463	(9)	1%
Salman Alam	50,000		* %	50,000		* %
All Fusemachines Pubco directors and executive officers as a group (eight individuals)	50,000		* %	9,258,802		33%
5% Holders of Fusemachines Pubco
Consilium Acquisition Sponsor I, LLC (Sponsor)	4,593,750	(3)	81%	-		-
Charles Cassel	4,593,750	(3)	81%	9,141,069	(12)	32%
Jonathan Binder	4,593,750	(3)	81%	9,141,068	(13)	32%
Sameer Maskey	-		-	5,772,780	(5)	20%
Tim Gocher	-		-	2,697,032	(8)	10%

*	Less than 1%.
**	Less than 5% ownership in Post-Business Combination entity.
(1)	The Pre-Business Combination percentage of beneficial ownership is calculated based on 5,645,705 issued and outstanding CSLM Ordinary Shares.
(2)	The Post-Business Combination percentage of beneficial ownership is calculated based on 28,350,031 shares of Fusemachines Pubco Common Stock issued and outstanding at the Closing.
(3)	Consilium Acquisition Sponsor I LLC (Sponsor) is the record holder of the CSLM Ordinary Shares reported herein. Sponsor is controlled by its managing member, Consilium Investment Capital, Inc., which is owned and controlled by Charles Cassel and Jonathan Binder, each of whom owns a 50% equity interest in Consilium Investment Capital, Inc. Consilium Investment Capital, Inc. owns a 30% equity interest in Sponsor, but by virtue of their shared control over the Consilium Investment Capital, Inc, Mr. Cassel and Mr. Binder may be deemed to beneficially own the shares held by Sponsor.
(4)	Based solely on a Schedule 13G filed with the SEC on February 14, 2025 by Meteora Capital LLC, a Delaware limited liability company (“Meteora Capital”) with respect to the Class A Ordinary Shares held by certain funds and managed accounts to which Meteora Capital serves as investment manager (collectively, the “Meteora Funds”); and Vik Mittal, who serves as the Managing Member of Meteora Capital, with respect to the Class A Ordinary Shares held by the Meteora Funds. The address of the principal business office of Meteora Capital is 1200 N Federal Hwy, #200, Boca Raton FL 33432.
(5)	The Pubco Common Stock shares represent 4,127,708 shares directly held by Sameer Maskey and (i) 329,014 shares held by Sameer Maskey’s spouse and (ii) 658,029 and 658,029 shares are held of record by Maskey Everest Trust and Maskey Annapurna Trust, respectively. Sameer Maskey exercises voting or dispositive control over any of the securities held by Maskey Everest Trust and Maskey Annapurna Trust. As such, Mr. Maskey may be deemed to be the beneficial owner of all shares held by Maskey Everest Trust and Maskey Annapurna Trust. Mr. Maskey disclaims individual ownership of such shares except to his individual pecuniary interest in such trusts.
(6)	Includes (i) 177,667 shares of Fusemachines Pubco Common Stock owned by Mr. Joshi directly, as well as (ii) vested stock incentive options exercisable for 40,513 shares of Fusemachines Pubco Common Stock that Mr. Joshi has the right to acquire within 60 days of November 28, 2025. Mr. Joshi disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(7)	Includes (i) 125,025 shares of Fusemachines Pubco Common Stock owned by Mr. Shrestha directly, as well as (ii) vested stock incentive options exercisable for 36,410 shares of Fusemachines Pubco Common Stock that Mr. Shrestha has the right to acquire within 60 days of November 28, 2025. Mr. Shrestha disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(8)	Includes 1,870,638 shares of Fusemachines Pubco Common Stock held directly by Dolma Impact Fund (“Dolma”), and 806,654 shares of Fusemachines Pubco Common Stock issuable to Dolma upon the conversion of outstanding convertible notes. Mr. Gocher is the founder and Chief Executive Officer of Dolma, and so may be deemed to have voting and dispositive power over the securities held by Dolma. Also includes vested stock incentive options exercisable for 19,740 shares of Fusemachines Pubco Common Stock that Mr. Gocher has the right to acquire within 60 days of November 28, 2025. Mr. Gocher disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(9)	Includes (i) 235,982 shares of Fusemachines Pubco Common Stock owned by Mr. Shrestha directly, as well as (ii) vested stock incentive options exercisable for 39,481 shares of Fusemachines Pubco Common Stock that Mr. Shrestha has the right to acquire within 60 days of November 28, 2025. Mr. Shrestha disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(10)	Includes (i) 564,413 shares of Fusemachines Pubco Common Stock that were transferred from Consilium Acquisition Sponsor I, LLC to Mr. Cassel at the Closing, (ii) 4,072,414 shares of Fusemachines Pubco Common Stock which Consilium Extended Opportunities Fund LP is the record holder of, and (iii) 4,504,242 shares of Fusemachines Pubco Common Stock which Consilium Frontier Equity Fund LP. Consilium Extended Opportunities Fund LP and Consilium Frontier Equity Fund LP are controlled by their managing member, Consilium Investment Capital, Inc., which is owned and controlled by Charles Cassel and Jonathan Binder, each of whom owns a 50% equity interest in Consilium Investment Capital, Inc. By virtue of their shared control over the Consilium Investment Capital, Inc, Mr. Cassel and Mr. Binder may be deemed to beneficially own the shares held by Consilium Extended Opportunities Fund LP and Consilium Frontier Equity Fund LP.
(11)	Includes (i) 564,412 shares of Fusemachines Pubco Common Stock that were transferred from Consilium Acquisition Sponsor I, LLC to Mr. Binder at the Closing, (ii) 4,072,414 shares of Fusemachines Pubco Common Stock which Consilium Extended Opportunities Fund LP is the record holder of, and (iii) 4,504,242 shares of Fusemachines Pubco Common Stock which Consilium Frontier Equity Fund LP. Consilium Extended Opportunities Fund LP and Consilium Frontier Equity Fund LP are controlled by their managing member, Consilium Investment Capital, Inc., which is owned and controlled by Charles Cassel and Jonathan Binder, each of whom owns a 50% equity interest in Consilium Investment Capital, Inc. By virtue of their shared control over the Consilium Investment Capital, Inc, Mr. Cassel and Mr. Binder may be deemed to beneficially own the shares held by Consilium Extended Opportunities Fund LP and Consilium Frontier Equity Fund LP.

Directors and Executive Officers

Immediately following the consummation of the Business Combination, the following individuals became the directors of New Fusemachines: (i) Sameer Maskey, (ii) Sanjay Shrestha, (iii), Tim Gocher, (iv) Bharat Krish, and (v) Salman Alam.

Immediately following the consummation of the Business Combination, the following individuals became the executive officers of New Fusemachines: (i) Sameer Maskey, Chief Executive Officer, (ii) Christine Chambers, Chief Financial Officer, (iii) Anish Joshi, Head of Technology (iv) Parag Shrestha, Head of Strategy, MD South Asia, and (v) Robert Traghetto, Head of AI Services.

Biographical details of the directors and executive officers of New Fusemachines are set forth below:

Sameer Maskey is Fusemachines’ Founder and Chief Executive Officer, and has served as a member of the Board of Directors since January 2013. Dr. Maskey has over 18 years of experience in artificial intelligence, natural language processing, machine learning, and data science. Since 2019, Dr. Maskey has been an Adjunct Associate Professor at Columbia University, where he teaches several courses in machine learning, programming and natural language processing. In 2008, Dr. Maskey completed his PhD in Computer Science from Columbia University. Prior to obtaining his PhD, Dr. Maskey served as part of the research team at IBM Watson Research Center where he invented various statistical algorithms to improve speech-to-speech translation and question answering systems. Dr. Maskey is an inventor of 15 granted or pending United States patents and has authored over 20 publications. He holds a B.S. in Math and Physics from Bates College. Dr. Maskey is qualified to serve on our Board of Directors due to the perspective and experience he brings as Chief Executive Officer and from his extensive technology experience.

Christine Chambers has served as Fusemachines’ Chief Financial Officer since August 2025. Ms. Chambers has over 20 years of experience in leading financial operations and developing growth strategies across multiple publicly traded companies, including for Petmed Express Inc. (NASDAQ:PETS) from August 2022 to August 2024, and RealNetworks Inc. (formerly NASDAQ:RNWK) from March 2021 to August 2022. She previously held financial planning and analysis roles with Rosetta Stone, Inc. AstraZeneca plc, and Agilent Technologies, Inc. Ms. Chambers received her MBA from the University of Washington and her B.A. in Finance from Loughborough University.

Parag Shrestha has served as Fusemachines’ Head of Strategy since January 2021, where he leads the company’s distributed team across South Asia. From September 2019 to January 2021, he held roles of increasing seniority with Fusemachines including Business Development Executive & Product Executive, and Enterprise Executive. Prior to joining Fusemachines, Mr. Shrestha held senior engineering and consulting roles with organizations including 360insights, Salesforce, Fidelity National Information Service. Initiate Systems, and Aon Hewitt. Mr. Shrestha holds a B.S. in Computer Science from the University of Windsor.

Robert Traghetto has served as Fusemachines’ Vice President of AI Services since March 2021, where he leads AI Service strategy, talent acquisition, employee development, and service delivery. Mr. Traghetto has over 20 years of experience in software and product engineering. From August April 2018 to March 2021, he held roles of increasing seniority with Fusemachines including Director of Technology, and Senior Architect. Mr. Traghetto was the co-founder of Rake, a talent acquisition and candidate engagement platform, which was acquired by Fusemachines in April 2018. Prior to Fusemachines and Rake, Mr. Traghetto held senior engineering and technology roles with organizations including Yingo Yango, The Institute for Integrative Nutrition, and TMP Worldwide. Mr. Traghetto holds a Bachelor of Technology in Computer Systems from the New York City College of Technology and an M.S. in Computer Science from the City College of New York.

Anish Joshi has served as Fusemachines’ Head of Technology since January 2020, where he managements the company’s engineering team, technology planning and product development. Mr. Joshi has over 16 years of technology and product development experience. He is also responsible for leading the company’s AI Support Services team and motivating them to build innovative solutions. Mr. Joshi joined Fusemachines in January 2013 and held roles of increasing seniority between that time and January 2020, including VP of Technology, Director of Technology, and Sr. Technology Manager. Mr. Joshi holds a Bachelor of Information Management from Prime College.

Bharat Krish was appointed to the Board of Directors following the Merger in January 2025. Mr. Krish is a customer focused business leader, entrepreneur and innovator with over 20 years of experience in product leadership and innovation with top media and retail companies, and in building streaming and AI enterprise SaaS startups from the ground up. Products he has helped build are used by millions of users. Mr. Krish has acted as Chief Product Officer of Newsweek since December 2023, has held leadership positions with Techstars since March 2023, and has been a board advisor of Gaia Ventures, an early stage venture capital firm since January 2023. From May 2020 to December 2022, he held roles with TIME, including President of Digital and Chief Technology Officer. Prior to TIME, he held C-suite positions at various media and retail companies. Mr. Krish received a masters in Technology Management from Columbia University, a masters in Computer Engineering from Syracuse University, and a bachelors in Computer Science and Engineering from Coimbatore Institute of Technology. We believe Mr. Krish’s qualifications to serve on our board of directors include his extensive leadership and advisory experience working with innovative technology companies.

Tim Gocher has served as a member of Fusemachines’ Board of Directors since 2018. Mr. Gocher founded Dolma Impact Fund, an active private equity fund focused on technology, healthcare, and renewable energy, and has acted as CEO since the fund’s founding in May 2012. Since June 2003, Mr. Gocher has also served as Chairman of Dolma Foundation, a non-profit organization focused on alleviating poverty by investing in sustainable businesses, education, and healthcare. Previously, he served in senior roles with global organizations across Europe and Asia including Living Planit SA, Nettleton Global Asia, Interregnum-Parkmead Group, and E.ON UK. Mr. Gocher holds an MBA from London Business School and an honorary Doctor of Laws from the University of Nottingham. Mr. Gocher is qualified to serve as a member of our Board of Directors based on his executive leadership experience in the technology industry and his senior leadership experience.

Sanjay Shrestha has served as a member of Fusemachines’ Board of Directors since 2014. Mr. Shrestha has been General Manager of Energy Solutions & Chief Strategy Officer with Plug Power (NASDAQ:PLUG), an American company engaged in the development of hydrogen fuel cell systems, since April 2019. Prior to joining Plug Power, Mr. Shrestha held various executive investing and investment banking roles, including CIO of a solar IPP, President of Sky Capital Americas, head of renewables investment banking effort at FBR Capital Markets, global head of renewables research coverage at Lazard Capital Markets, and head of renewables and industrial research at First Albany Capital. Mr. Shrestha holds a Bachelors of Sciences, and an honorary doctorate from Saint Rose College. Mr. Shrestha is qualified to serve as a member of our Board of Directors based on his significant technology, investment banking, and public company experience.

Salman Alam  served as a director of CSLM since 2022 and was appointed to the Board of Directors following the Merger in January 2025. Mr. Alam is Vice President, Legal, at Western Digital Corporation, a leading provider of data storage technologies, where he has been responsible for worldwide product development and go-to-market technology legal issues since 2016. With over 15 years of legal experience in the corporate legal sector, he also serves as a principal counsel for the flash technology and consumer products business unit, dealing with emerging product regulatory issues within the data ecosystem in markets across the world, including in artificial intelligence, licensing, and data privacy. He has also served as Board Director for CSLM since 2022. Mr. Alam also previously served in roles of increasing responsibility at Western Digital, including Sr. Director, Assistant General, Director, Associate General Counsel, Director, Senior Legal Counsel, and Senior Counsel. Prior to Western Digital, Mr. Alam has served as a legal executive to technology startups focused on mobile and web business models, as well as a corporate transactional attorney at Newmeyer & Dillion, LLP, where he represented emerging and established companies in corporate transactions, M&A, capital markets, and corporate governance matters. Mr. Alam received a B.A. from the University of California, Berkeley, with two majors in Economics and South &Southeast Asian Studies (high honors), and minors in Business Administration (Haas School of Business) and Philosophy, respectively. He also received a law degree from the University of California, Hastings. He has additionally completed coursework in the executive education program at Columbia Business School. We believe Mr. Alam’s qualifications to serve on our board of directors include his extensive experience in legal and governance matters, particularly with technology companies as part of the broader artificial intelligence ecosystem.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Independence of the Board of Directors,” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the Board immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management of Pubco Following the Business Combination – Board Committees”, and that information is incorporated herein by reference.

Executive Compensation

Prior to the Business Combination

A description of the compensation of the named executive officers of Fusemachines before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Fusemachines,” and that information is incorporated herein by reference.

2025 Omnibus Equity Incentive Plan

At the Special Meeting, CSLM stockholders approved the New Fusemachines 2025 Omnibus Equity Incentive Plan (the “Equity Plan”), and the reservation of 1,500,000 shares of Pubco Common Stock thereunder. As a result, the Board is authorized to approve grants of awards under the Equity Plan to eligible participants, subject to various limitations. The description of the Equity Plan is set forth in the Proxy Statement/Prospectus in the section entitled “Proposal No. 6 — The Equity Incentive Plan Proposal,” which is incorporated herein by reference. The New Fusemachines Board of Directors approved and adopted the Equity Plan on October 22, 2025. The description of the Incentive Equity Plan is not complete and is subject to and qualified in its entirety by reference to the Incentive Equity Plan, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated by reference herein.

Director Compensation

A description of the compensation of the directors of Fusemachines before the consummation of the Business Combination is set forth on page 282 of the Proxy Statement/Prospectus in the section titled “Director Compensation,” and that information is incorporated herein by reference.

Employment Agreements

A description of the employment agreements that Fusemachines entered into with certain officers is set forth in the Proxy Statement/Prospectus in the sections titled “Executive Compensation of Fusemachines – Executive Compensation Arrangements,” and that information is incorporated herein by reference.

New CEO Agreement

On the Closing Date, New Fusemachines entered into an executive employment agreement (the “CEO Agreement”) with Sameer Maskey, New Fusemachines’ Chief Executive Officer (referred to in this section titled New CEO Agreement, “Executive”). The CEO Agreement provides, among other things, that Executive shall be entitled to a base salary of $495,000 and shall be eligible for an annual cash bonus equal to up to 100% of his base salary (subject to meeting target performance goals each year). Executive is also eligible to participate in New Fusemachines’ equity compensation plans. Upon the Executive’s termination of employment for any reason outside of the Change of Control Period (as defined in the CEO Agreement), the Executive (or his Beneficiary following the Executive’s death) shall receive (i) a lump sum payment on the Date of Termination in an amount equal to the sum of the Executive’s earned but unpaid Base Salary through his Date of Termination plus his accrued but unused vacation days at the Executive’s Base Salary in effect as of his Date of Termination; plus (ii) any other benefits or rights the Executive has accrued or earned through his Date of Termination in accordance with the terms of the applicable fringe or employee benefit plans and programs of the New Fusemachines. In addition to the compensation and benefits payable above, if the Executive’s employment is terminated by New Fusemachines without Cause or by the Executive for Good Reason outside of the Change of Control Period, and the Executive returns an executed Release to the Company, which becomes final, binding and irrevocable within sixty (60) days following the Executive’s Date of Termination, the Executive (or his Beneficiary following the Executive’s death) shall receive: (i) Executive’s accrued but unpaid Annual Bonus, if any, for the fiscal year ended prior to his Date of Termination payable at the same time annual bonuses for such fiscal year are paid to other key Employees of the Company pursuant to the terms of the Bonus Plan, (ii) a severance payment payable in a single lump sum within five (5) business days after the Executive’s Release becomes final, binding and irrevocable, in an amount equal to 12 months of Base Salary, and (iii) reimbursement of the COBRA premiums, if any, paid by the Executive for continuation coverage for the Executive, his spouse and dependents under the Company’s group health, dental and vision plans for a 12 month period from the Date of Termination. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the CEO Agreement. The CEO Agreement includes customary indemnification provisions.

The foregoing description of the New CEO Agreement is not complete, and is qualified in its entirety by reference to the complete New CEO Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

New CFO Agreement

On July 21, 2025, Fusemachines entered into an offer letter agreement (the “CFO Agreement”) with Christine Chambers, New Fusemachines’ Chief Financial Officer (referred to in this section titled New CFO Agreement, “Executive”). The New CFO Agreement provides, among other things, that Executive will receive a base salary equal to $360,000, with a bonus structure to be determined at a later date. Executive is also eligible to participate in New Fusemachines’ equity compensation plans, and is entitled to an initial award of 100,000 shares of New Fusemachines’ equity units, which shall be stock options or restricted stock units, to be determined at a later date upon mutual agreement of New Fusemachines and Executive. The New CFO Agreement includes customary indemnification provisions.

The foregoing description of the New CFO Agreement is not complete, and is qualified in its entirety by reference to the complete New CFO Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related party transactions of CSLM and Fusemachines are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About CSLM – Legal Proceedings” and “Information About Fusemachines – Legal Proceedings”, and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Stock and Related Stockholder Matters

The CSLM Class A ordinary shares (“CSLM Class A Ordinary Shares”), CSLM units (“CSLM Units”), each consisting of one CSLM Ordinary Share, one-half of one warrant to purchase one CSLM Ordinary Share (“CSLM Warrants”) and one CSLM Right to receive one-tenth of one CSLM Class A Ordinary Share (“CSLM Rights”), CSLM Warrants, and CSLM Rights, were historically listed on Nasdaq under the symbols “CSLM,” “CSLMU,” “CSLMW,” and “CSLMR,” respectively. On October 23, 2025, the New Fusemachines Common Stock and New Fusemachines Warrants outstanding upon the Closing began trading on the Nasdaq under the symbols “FUSE” and “FUSEW,” respectively. At the Closing, (i) each CSLM Unit separated into its components and, as a result, the CSLM Units are no longer outstanding, and (ii) each holder received one share of New Fusemachines Common Stock for every ten CSLM Rights, and as a result, the CSLM Rights are no longer outstanding.

New Fusemachines has not paid any cash dividends on the New Fusemachines Common Stock or New Fusemachines Preferred Stock to date. The Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on the Company’s financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its Board deems relevant. As a result, you may not receive any return on an investment in New Fusemachines Common Stock unless you sell such common stock for a price greater than that which you paid for it.

As of the Closing Date, there were approximately 178 record holders of New Fusemachines Common Stock and five record holders of New Fusemachines Warrants. The number of record holders may not be representative of the number of beneficial owners of the New Fusemachines Common Stock and New Fusemachines Warrants, whose shares are held in street name by banks, brokers and other nominees.

Description of Registrant’s Securities to Be Registered

The description of New Fusemachines’ securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Pubco Securities,” and that information is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification of Directors and Officers” is incorporated into this Item 2.01 by reference.

Financial Statements and Exhibits

The information set forth under the section entitled “Financial Statements” above and Item 9.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed, on August 29, 2024, CSLM Holdings entered into a subscription agreement (the as used in this subsection, the “Subscription Agreement”) to sell shares of Common Stock of Pubco to Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company and the Sponsor of CSLM (the “Sponsor”), at a price of $10.00 per share, (as used in this subsection, “the PIPE Investment”). Further, on August 29, 2024, CSLM Holdings entered into an additional contingent subscription agreement (as used in this subsection, the “Contingent Subscription Agreement”) with the Sponsor, pursuant to which, the Sponsor committed to investing up to an additional $3,000,000, subject to reduction up to zero as follows: (a) a dollar-for-dollar reduction for Parent Closing Excess Cash of up to $1,000,000, and (b) a 20% reduction for every dollar of Parent Closing Excess Cash in excess of $1,000,000, if any, in exchange for the issuance of shares of Pubco Common Stock at a price of $10.00 per share. New Fusemachines issued 1,184,000 shares of New Fusemachines Common Stock to Consilium Frontier Equity Fund. On the Closing Date, the Company received approximately $9.4 million in connection with the PIPE Investment and related transactions.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Business Combination, on October 22, 2025, Pubco filed the New Charter with the Delaware Secretary of State, and also adopted the New Bylaws, which replace CSLM’s governing documents in effect as of such time, respectively.

The material terms of the New Charter and the New Bylaws and the general effect upon the rights of holders of New Fusemachines Common Stock are discussed in the Proxy Statement/Prospectus in the sections titled “Organizational Documents Proposals” and “The Advisory Organizational Documents Proposal”, and that information is incorporated herein by reference.

The information in Item 1.01 of this Current Report on Form 8-K under the section titled “New Organizational Documents” is incorporated into this Item 3.03 by reference.

The foregoing descriptions of the New Charter and New Bylaws do not purport to be complete and are qualified in their entirety by the full text of each of the New Charter and New Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

The New Fusemachines Common Stock and New Fusemachines Warrants are listed for trading on Nasdaq under the symbols “FUSE” and “FUSEW,” respectively. On the Closing Date, the CUSIP numbers relating to the New Fusemachines Common Stock and New Fusemachines Warrants changed to 36118R103 and 36118R111, respectively.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in the “Explanatory Note” above and Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As a result of the completion of the Business Combination, a change of control of CSLM has occurred, and the stockholders of CSLM (including shares held by the founders of CSLM and shares issued upon the conversion of public rights) as of immediately prior to the Closing held approximately 42.6% of the outstanding shares of New Fusemachines Common Stock immediately following the Closing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following the adoption of the New Charter in connection with the Business Combination, the New Fusemachines Board was divided into three classes, designated as Class I, Class II and Class III. The directors first elected to Class I will hold office for a term expiring at the first annual meeting of stockholders following the consummation of the Business Combination; the directors first elected to Class II will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the Business Combination; and the directors first elected to Class III will hold office for a term expiring at the third annual meeting of stockholders following the consummation of the Business Combination. The Class I directors, whose terms will expire at the annual meeting of stockholders to be held in 2026, will be Bharat Krish, Tim Gocher, and Salman Alam, the Class II directors, whose terms will expire at the annual meeting of stockholders to be held in 2027, will be Sanjay Shrestha; and the Class III directors, whose terms will expire at the annual meeting of stockholders to be held in 2028, will be Sameer Maskey.

Immediately following the consummation of the Business Combination, the following individuals became the directors of New Fusemachines: (i) Sameer Maskey, (ii) Sanjay Shrestha, (iii), Tim Gocher, (iv) Bharat Krish, and (v) Salman Alam.

Concurrently with the consummation of the Business Combination, CSLM’s officers and directors resigned from their respective positions at CSLM.

Following the Closing, the Pubco’s audit committee consists of Salman Alam, Sanjay Shrestha and Bharat Krish, with Salman Alam serving as the chair of the committee. The Board determined that each member of the audit committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, Rule 10A-3 under the Exchange Act, and the applicable Nasdaq listing requirements, that Sanjay Shrestha qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and that the members of the committee possess financial sophistication, as defined under the rules of Nasdaq.

Following the Closing, the Pubco’s compensation committee consists of Salman Alam, Sanjay Shrestha and Bharat Krish, with Sanjay Shrestha serving as chair of the committee. The Board determined that each member of the compensation committee is “independent” as defined under the applicable Nasdaq requirements and SEC rules and regulations.

Following the Closing, Pubco’s nominating and governance committee consists of Sanjay Shrestha and Salman Alam with Bharat Krish serving as chair of the committee. The Board determined that each member of the nominating and governance committee is “independent” as defined under the applicable Nasdaq requirements and SEC rules and regulations.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the headings “Executive Compensation,” “Director Compensation,” “Employment Agreements,” “Certain Relationships and Related Person Transactions” and “Indemnification of Directors and Officers” is incorporated in this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report regarding the New Charter and New Bylaws is incorporated into this Item 5.03 by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective upon the Closing Date, in connection with the consummation of the Business Combination, the Board adopted a new Code of Business Conduct and Ethics, which is applicable to all employees, officers and directors of the Company (including its Chief Executive Officer and other executive and senior financial officers), which is available on the Company’s website at https://www.fusemachines.com/. The information on the Company’s website does not constitute part of this Current Report and is not incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

Upon the Closing, Pubco ceased to be a shell company. The material terms of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 22, 2025, Pubco issued a press release announcing the Closing. The press release is furnished as Exhibit 99.4 to this Current Report. On October 23, 2025, Pubco issued a press release announcing the beginning of trading of Pubco securities on Nasdaq under the symbols FUSE and FUSEW, respectively. This press release is furnished as Exhibit 99.5 to this Current Report.

The information in this Item 7.01, including Exhibit 99.4 and Exhibit 99.5, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Pubco under the Securities Act or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited financial statements of CSLM for the years ended December 31, 2024 and 2023 included in the Proxy Statement/Prospectus beginning on page F-2 are incorporated herein by reference.

The unaudited financial information of CSLM as of and for the three and six months ended June 30, 2025 and 2024 is set forth in Exhibit 99.1. and incorporated herein by reference.

The audited financial statements of Fusemachines for the years ended December 31, 2024 and 2023 included in the Proxy Statement/Prospectus beginning on page F-47 are incorporated herein by reference.

The unaudited financial information of Fusemachines as of and for the six months ended June 30, 2025 is set forth in Exhibit 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of CSLM and Fusemachines as of and for the years ended December 31, 2024 and 2023, and the six months ended June 30, 2025, is set forth in Exhibit 99.3 and incorporated herein by reference.

Exhibit Number	Description
2.1+	Merger Agreement, dated January 2024, by and among CSLM Acquisition Corp., CSLM Merger Sub, Inc. and Fusemachines Inc. (included as Annex A-1 to the proxy statement/prospectus, which is a part of the Registration Statement on Form S-4 filed with the SEC on June 24, 2025).
2.2+	Amendment No. 1 to the Merger Agreement by and among CSLM Acquisition Corp., CSLM Merger Sub, Inc. and Fusemachines Inc., dated August 27, 2024 (included as Annex A-2 to the proxy statement/prospectus, which is a part of the Registration Statement on Form S-4 filed with the SEC on June 24, 2025).
2.3*	Amendment No. 2 to the Merger Agreement dated February 4, 2025, by and among CSLM Acquisition Corp., CSLM Merger Sub, Inc. and Fusemachines Inc.
3.1*	Amended and Restated Certificate of Incorporation
3.2*	Amended and Restated Bylaws
10.1*	Amended and Restated Registration Rights Agreement
10.2¥ *	2025 Omnibus Equity Incentive Plan

10.3¥ *	Employment Agreement between Fusemachines, Inc. and Sameer Maskey, dated October 22, 2025
10.4¥ *	Offer Letter between Fusemachines, Inc. and Christine Chambers, dated July 21, 2025
10.5¥ *	Form of Indemnity Agreement
21.1*	List of Subsidiaries
99.1*	Condensed Consolidated Balance Sheets as of June 30, 2025 (unaudited) and December 31, 2024; Condensed Consolidated Statements of Operations for the three months and six ended June 30, 2025 and 2024 (unaudited); Condensed Consolidated Statements of Changes in Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit for the three and six months ended June 30, 2025 and 2024 (unaudited); Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2025 and 2024 (unaudited); and Notes to Condensed Consolidated Financial Statements (Unaudited), of CSLM Acquisition Corp.
99.2*	Condensed Consolidated Interim Balance Sheets as of June 30, 2025 (unaudited) and December 31, 2024; Condensed Consolidated Interim Statements of Operations and Comprehensive Loss for the three and six months ended June 30, 2025 and 2024 (unaudited); Condensed Consolidated Interim Statements of Stockholders’ Deficit for the three and six months ended June 30, 2025 and 2024 (unaudited); Condensed Consolidated Interim Statements of Cash Flows for the three and six months ended June 30, 2025 and 2024 (unaudited); and Notes to Condensed Consolidated Financial Statements (Unaudited), of Fusemachines Inc.
99.3*	Unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024.
99.4*	Press Release dated October 22, 2025
99.5*	Press Release dated October 23, 2025
99.6*	Management’s discussion and analysis of the financial condition and results of operations of New Fusemachines for the six months ended June 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

* Filed herewith

+ Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

¥ Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2025	FUSEMACHINES INC.

	By:	/s/ Sameer Maskey
Sameer Maskey
Chief Executive Officer